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                                                                   EXHIBIT 99.02

                                  [PROXY Card]
                               ALLAIRE CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. The proposal which is discussed in detail in the enclosed proxy materials requires your immediate attention and approval.

Your vote counts, and we strongly encourage you to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return it in the enclosed postage paid envelope.

In order for us to vote your shares for you, we must receive your proxy card before the Special Meeting of Stockholders to be held on March , 2001.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Allaire Corporation

                                      PROXY

                               ALLAIRE CORPORATION

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         SPECIAL MEETING OF STOCKHOLDERS
                                  MARCH , 2001

     The undersigned stockholder of Allaire Corporation, a Delaware corporation (the "Company"), hereby appoints David J. Orfao, David A. Gerth and Lori H. Freedman and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held on March , 2001, and at any and all postponements or adjournments of the special meeting, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the proposals set forth on the reverse side and in their discretion upon all other matters that may properly come before the special meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement for the special meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for the special meeting.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

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      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                               ALLAIRE CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS

                                  MARCH , 2001

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

/ X / Please mark your vote as in this example

The Allaire board of directors recommends that you vote FOR Proposal 1, and to grant Proposals 2 and 3.

Proposal 1.                   FOR               AGAINST              ABSTAIN

                             /   /               /   /                /   /

Proposal 1. Approval and adoption of the amended and restated agreement and plan of merger dated as of January 16, 2001, and amended and restated on January 29, 2001, by and among Allaire Corporation, Macromedia, Inc. and Alaska Acquisition Corporation and the merger described therein.

Proposal 2.                  GRANT                                   WITHHOLD

                             /   /                                    /   /

Proposal 2. Discretionary authority to postpone or adjourn the special meeting to another date.

Proposal 3.                  GRANT                                   WITHHOLD

                             /   /                                    /   /

Proposal 3. Discretionary authority to vote on other matters to come before the special meeting.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON THE MATTERS IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND TO GRANT PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE:                                          DATE:
          -----------------------------------------      -----------------------

SIGNATURE:                                          DATE:
          -----------------------------------------      -----------------------

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THE BOOKS OF THE
      COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES, CUSTODIANS, AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN, AND WHERE MORE THAN ONE NAME APPEARS, EACH PERSON MUST SIGN. IF THE SHAREHOLDER IS A CORPORATION, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.


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